FOR IMMEDIATE RELEASE           MEDIA CONTACT: Catherine Westphal
          #20                                                (708) 995-6273



          Santa Fe Pacific Defers Distribution Date Under Shareholder
          Rights Plan



               SCHAUMBURG, ILLINOIS, February 22, 1995 -- Santa Fe Pacific

          Corporation's board of directors announced the deferral of the distribution date under SFP's Shareholder Rights Plan, adopted on

          November 28, 1994.  The distribution date was previously set for

          February 28, 1995.

               The board adopted resolutions to delay the distribution date under the Shareholder Rights Plan until any person or group acquires beneficial ownership of 15% or more of SFP common stock or until 15 days after the commencement or announcement of a tender or exchange offer which would result in any person or group becoming the beneficial owner of 15% or more of SFP common stock.



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